Exhibit 21.1

List of Significant Subsidiaries of Registrant

1.                                       Stereographics Corporation — Incorporated in California

2.                                       ColorLink, Inc. — Incorporated in Delaware

3.                                       Digital Link LLC — Incorporated in California

4.                                       Digital Link II LLC — Incorporated in Delaware

5.                                       Real D International Godo Kaisha — Incorporated in Japan

6.                                       Real D Europe Limited — Incorporated in the United Kingdom